UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2008

TWL Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-08924	73-0981865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4101 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 309-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Form 8-K filed with the Securities and Exchange Commission on April 3, 2006, on March 31, 2006 TWL Corporation, formerly known as Trinity Learning Corporation (the "Company"), entered into a Securities Purchase Agreement with certain accredited investors for the issuance of up to an aggregate of $8,500,000 in face amount of 15% Senior Secured Convertible Debentures. On April 28, 2008, the Company issued an additional face amount of $500,000 in Debentures, and thereafter, on May 13, 2008 the Company issued and additional face amount of $300,000 in Debentures.

Additionally, on April 30, 2008, the Company closed on a private offering of 300,000 shares of its common stock, $0.001 par value, to accredited investors, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.  The shares were offered at a purchase price of $1.00 per share, aggregating $300,000.

ITEM 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

ITEM 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2008, three directors of TWL Corporation (the “Company”), namely Doug Cole, David Batstone and William Jobe (collectively, the “Directors”), resigned from the Company’s Board of Directors. There were no disagreements between the Company and the Directors leading to their resignation.

Further, on May 3, 2008, Ms. Mary Losty was appointed as a director of the Company. Ms. Losty is currently the General Partner at Cornwall Asset Management, LLC, a portfolio management firm located in Baltimore, Maryland, where she is responsible for the firm's investment in numerous companies. Ms. Losty's prior experience includes working as a portfolio manager at Duggan & Associates and as an equity research analyst at M. Kimelman & Company. Prior to that she worked as an investment banker at Morgan Stanley and Co., and for several years prior to that she was the top aide to James R. Schlesinger, a five-time U.S. cabinet secretary. Ms. Losty received both her B.S. and Juris Doctorate degrees from Georgetown University, the latter with magna cum laude distinction. She is a member of the American Bar Association and a commissioner for Cambridge, Maryland's Planning and Zoning Commission. Ms. Losty also sits on the board of directors of the American Board of the United Nations University for Peace, an institution which enjoys the exclusive status of being sanctioned by all 192 member states of the United Nations.

On May 8, 2008, at a meeting of the Board of Directors and by unanimous vote, Laird Q. Cagan was appointed as Chairman of the Board. Additionally, Phyllis Farragut was appointed as Chief Executive Officer, Daniel Hammett was appointed President, Dennis Cagan was appointed Vice Chairman and Richard G. Thau was appointed Secretary of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Name

99.1	Press Release May 15th, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWL Corporation

May 15, 2008	By:	/s/ Phyllis Farragut
Name: Phyllis Farragut
Title: Chief Executive Officer